                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN HOME FOOD PRODUCTS, INC.


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the ("General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of this corporation (hereinafter called the "Corporation") is American Home Food Products, Inc.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                 To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal with any investor in connection with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

                 To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

                 To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and
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         immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                 To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

                 To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

                 To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the Corporation may determine, and to secure any of its obligations by mortgage, pledge or other encumbrances of all or any of its property, franchises and income.

                 To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the Corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

                 To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.
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         FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares. Each such share shall be of no par value. All such shares are of one class and are shares of Common Stock.

         FIFTH:   The name and the mailing address of the incorporator are as follow:


                          NAME                     MAILING ADDRESS
                          ----                     ---------------

                 Bradford A. Lewin                 685 Third Avenue
                                                   New York, New York 10017


         SIXTH:   The Corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                 2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws
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         of the Corporation may be exercised by the Board of Directors of the
         Corporation; provided however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                 3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH:  The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

         ELEVENTH: The effective date of the certificate of incorporation of the Corporation, and the date upon which the existence of the Corporation shall commence, shall be upon filing.


Signed on October 28, 1986                         /s/ BRADFORD A. LEWIN
                                                   -----------------------------
                                                   Bradford A. Lewin
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICAN HOME FOOD PRODUCTS, INC.

              (Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware)


         American Home Food Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), hereby certifies the following:

         FIRST: That Article First of the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated to read in its entirety as follows:

                 FIRST: The name of this corporation (hereinafter called the "Corporation") is International Home Foods, Inc.

         SECOND: That Article Fourth of the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated to read in its entirety as follows:

                 FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,000,000,000 shares, consisting of (i) 100,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); and (ii) 1,900,000,000 shares of common stock, par value $0.01 per share ("the Common Stock").

                 Upon the filing of this Certificate of Amendment of the Certificate of Incorporation with the Delaware Secretary of State, each share of the Corporation's Common Stock, no par value (the "Old Common Stock"), issued and outstanding immediately prior to the filing hereof shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent 1,275,000 shares of Common Stock and upon delivery to the Corporation of the certificate or certificates evidencing the shares of Old Common Stock previously owned by such stockholder, as set forth on the Corporation's stock register, the holder thereof shall be entitled to receive a certificate or certificates representing the shares of Common Stock into which such shares have been converted.

                 The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and the Preferred Stock are as follows:

                 1.       Provisions Relating to the Common Stock.

                          (a) Dividends. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends out of funds legally available therefor, when, as and if declared by the board of directors of the Corporation in respect of Common Stock.

                          (b) Liquidation Rights. The holders of Common Stock shall be entitled to share ratably in the net assets of the Corporation remaining after any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, and after payment or provision for the payment of the debts and liabilities of the Corporation and payment of the liquidation preference, if any, on any shares of capital stock of the Corporation having such a preference. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (b), shall not be deemed to be occasioned by, or to include, any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all, or any part of, the assets of the Corporation.

                          (c) Voting Rights. Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the common stockholders of the Corporation for a vote.

                 2.       Provisions Relating to the Preferred Stock.

                          (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations, powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed in this Article and in the resolution or resolutions providing for the issuance of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

                          (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                                  (i)      whether the class or series is to
                 have voting rights in addition to any voting rights required by law, special or limited, and, if so, the terms of such voting rights, or whether such class or series is to be without voting rights, and whether such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                                  (ii)     the number of shares to constitute
                 the class or series and the designations thereof;

                                  (iii)    whether the shares of any class or
                 series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                                  (iv)     whether the shares of a class or
                 series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

                                  (v) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which, and the times when, such dividends are payable, the relative rights of priority, if any, of payment of dividends on shares of that series and any other class or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                                  (vi)     the preferences, if any, and the
                 amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation, and whether or not a dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (vi), shall be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all, or any part of the assets of the Corporation;

                                  (vii)    whether the shares of any class or
                 series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions, and any other terms and conditions of conversion or exchange; and

                                  (viii)   any other powers, preferences and
                 relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series.

                          (c) The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner as shall be determined by the resolutions adopted by the board of directors providing for the issuance thereof. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         THIRD: That a new Article Tenth of the Certificate of Incorporation of the Corporation be, and hereby is, added to read in its entirety as follows:

                 TENTH: A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval of the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         FOURTH: That Article Tenth of the Certificate of Incorporation of the Corporation in effect immediately prior to this amendment be, and hereby is, renumbered as Article Eleventh of the Certificate of Incorporation with no other change, and that Article Eleventh of the Certificate of Incorporation of the Corporation in effect immediately prior to this amendment be, and hereby is, renumbered as Article Twelfth of the Certificate of Incorporation with no other change.

         FIFTH: That the foregoing amendments to the Certificate of Incorporation were duly adopted by the board of directors of the Corporation in accordance with the provisions of Section 141(f) and Section 242 of the General Corporation Law of the State of Delaware.

         SIXTH: That the foregoing amendments to the Certificate of Incorporation were duly adopted and approved by written consent by the holders of all shares of capital stock of the Corporation entitled to vote thereon in accordance with the provisions of the Certificate of Incorporation and Section 228(a) and Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this instrument has been executed for, on behalf of, and in the name of the Corporation by its officers thereunto duly authorized on October 30, 1996.


                                        AMERICAN HOME FOOD PRODUCTS, INC.



                                        By: /s/ KENNETH J. MARTIN
                                           -----------------------------------
                                        Name:  Kenneth J. Martin
                                        Title: President


ATTEST:



By:  /s/ CAROL G. EMERLING
    --------------------------------
Name:  Carol G. Emerling
Title: Secretary





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